Exhibit 10.1


                       ATLANTIC TECHNOLOGY VENTURES, INC.

                        STOCK REPURCHASE AGREEMENT NO. 2


         This Stock Repurchase Agreement No. 2 (the "Agreement") is made effective as of the 9th day of March 2001 by and among Atlantic Technology Ventures, Inc., a Delaware corporation (the "Company"), and BH Capital Investments, L.P. and Excalibur Limited Partnership (each an "Investor" and, collectively, the "Investors").

                                    RECITALS

         WHEREAS, pursuant to that certain Convertible Preferred Stock and Warrants Purchase Agreement, dated as of September 28, 2000, by and among the Company and the Investors (as amended, the "Purchase Agreement"), the Investors purchased (i) an aggregate of 689,656 shares of the Company's Series B Preferred Stock, par value $0.001 per share (the "Shares"), and (ii) warrants to purchase an aggregate of 134,000 shares of the Company's Common Stock, par value $0.001 per share (the "Warrants");

         WHEREAS, pursuant to that certain Stock Repurchase Agreement, dated December 4, 2000, by and among the Company and the Investors (the "First Repurchase Agreement"), the Company repurchased a total of 482,758 Shares for total cash consideration of $1,500,000;

         WHEREAS, of the remaining 206,898 Shares held by the Investors, the Investors have converted 41,380 Shares into shares of the Company's common stock (the "Conversion Shares"), which Conversion Shares are not being repurchased hereunder;

         WHEREAS, upon the terms and subject to the conditions contained herein, the parties desire that the Company repurchase the remaining 165,518 Shares from the Investors at an aggregate purchase price of $617,066.67 (the "Repurchase Price") (such Shares currently being held pursuant to the Escrow Agreement entered into in connection with the Purchase Agreement).

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.       Repurchase of Shares.

                  (a) The Investors hereby sell to the Company, and the Company hereby repurchases from the Investors, on a pro rata basis, all of the remaining 165,518 Shares held by the Investors, at the Repurchase Price.

                  (b) (i) The Company and the Investors hereby execute and deliver irrevocable instructions to the Escrow Agent, in the form attached hereto as Exhibit A, to effect the provisions of Section 1(a) above, (ii) the Investors have delivered to the Escrow Agent stock certificates Nos. PB5 and PB6 representing the 165,518 Shares being repurchased by the Company, and (iii) the Company shall concurrently with its signing of this

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         Agreement deliver to the Escrow Agent the entire Repurchase Price by wire transfer of immediately available funds in accordance with Section 1.2(b) of the Escrow Agreement.

                  (c) The Company and the Investors hereby acknowledge and agree that delivery of the irrevocable instructions to the Escrow Agent as provided in Section 1(b)(i) above shall constitute an amendment of the Escrow Agreement and the Escrow Agent's duties thereunder (in accordance with the terms of the Escrow Agreement, including, without limitation, those contained in Sections 2.4 and 2.7 of the Escrow Agreement). Except as explicitly provided herein and in such instructions, all other terms, conditions, obligations and other provisions of the Escrow Agreement shall remain in full force and effect.

                   (d) The Company and the Investors agree to execute and deliver, and will cooperate in obtaining from all appropriate parties (including, but not limited to, the Escrow Agent and the Company's transfer agent), such further documents and instruments as may be necessary or appropriate to consummate the transactions contemplated by this Section 1.

         2. Representations and Warranties of the Company. The Company represents and Warrants to the Investors that:

                  (a) Organization of the Company. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted.

                  (b) Authority. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement, (ii) the execution, issuance and delivery of this Agreement, and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (c) Common Stock. The Company has registered its Common Stock pursuant to Section 12(b) or (g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company is in compliance with all requirements for the continued listing or quotation of the Common Stock, and the Common Stock is currently listed or quoted on, the Principal Market. As of the date hereof, the Principal Market is the Nasdaq SmallCap Market and the Company has not received any notice regarding the termination or discontinuance of the eligibility of the Common Stock for such listing.

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                  (d) SEC Documents. As of their respective dates, the SEC
Documents (a) complied in all material respects with the requirements of the Exchange Act, and rules and regulations of the SEC promulgated thereunder, and
(b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments).

                  (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company's Certificate of Incorporation or Bylaws or (ii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any material property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect). The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement;

                  (f) No Undisclosed Events or Circumstances. Since the date of the Company's most recent filing of Form 10-Q, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

                  (g) No Misleading or Untrue Communication. Neither the Company nor, to the knowledge of the Company, any person representing the Company, has made to the Investors, at any time, any oral communication in connection with the repurchase of the Shares, which together with the SEC Documents, taken as a whole, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

                  (h) No Misrepresentation. The representations and warranties of the Company contained in this Agreement, or exhibit hereto, do not contain any untrue statement of a

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

material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (i) Solvency. After giving effect to the transactions contemplated by this Agreement, the Company shall be solvent.

         3. Representations and Warranties of the Investors. Each Investor, severally and not jointly, represents and warrants to the Company that:

                  (a) Authority. This Agreement and each exhibit hereto that is required to be executed by Investor has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (b) No Conflicts. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby do not and will not (i) result in a violation of the Investor's organizational documents or any material agreement, contract or other instrument to which the Investor is a party or (ii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Investor or by which any material property or asset of the Investor is bound or affected, nor is the Investor otherwise in violation of, conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect). The Investor is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement.

                  (c) No Encumbrances. The Shares to be purchased by the Company are free and clear of any liens, encumbrances or interests of any other party.

         4. Termination of Certain Rights and Obligations. The Company's obligations and the Investors' rights under Sections 2.4, 6.1, 6.3, 6.8, 6.10, 6.11, 6.12, 6.14, 6.15, 6.16 and 6.17 of the Purchase Agreement shall terminate effective immediately upon signing of this Agreement.

         5.       Miscellaneous.

                  (a) Counterparts; Facsimile; Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one

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

         and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by the Company and each of the Investors.

                  (b) Entire Agreement. This Agreement and the Purchase Agreement (along with the other agreements and documents delivered pursuant to this Agreement and the Purchase Agreement) set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. Except as specifically modified or amended hereunder or as rendered inapplicable hereby, the terms, conditions and provisions of the Purchase Agreement and the Transaction Documents shall continue in full force and effect.

                  (c) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

                  (d) Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  (e) Fees and Expenses. Each of the Company and the Investors agrees to pay its own expenses incident to the execution and delivery of this Agreement and each agreement which is an exhibit hereto, except that the Company shall pay the fees, expenses and disbursements of the Escrow Agent and Wyrick Robbins Yates & Ponton LLP, counsel to the Investors. The Company shall reimburse the Investors for their reasonable expenses and legal fees incurred in enforcing this Agreement or in any modifications or waivers with respect thereto. The Company shall be responsible for all fees and expenses of any of its financial advisors.

                  (f) Brokerage. Each of the parties hereto represents that it has had no dealings in connection with the transactions contemplated herein with any finder or broker who will demand payment of any fee or commission from the other. The Company, on the one hand, and the Investors, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

                  (g) Amendments and Waivers. Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely)

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

         with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this Section 5(g) shall be in writing and shall be binding upon the Investors and each transferee of the securities issuable hereunder.

                  (h)      Indemnification.

                           (A) The Company hereby agrees to indemnify and hold
                  harmless the Investors, their respective Affiliates (as defined in SEC Rule 405) and their respective officers, directors, partners and members (collectively, the "Investor Indemnitees"), from and against any and all Damages, in each case promptly as incurred by the Investor Indemnitees and to the extent arising out of or in connection with:

                                    (I) any misrepresentation by the Company or
                           breach of any of the Company's representations or warranties contained in this Agreement or exhibits hereto; or

                                    (II) any failure by the Company to perform
                           in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any exhibits hereto; or

                                    (III) any action instituted against the
                           Investors, or any of them, by any stockholder of the Company who is not an Affiliate of an Investor, with respect to any of the transactions contemplated by this Agreement, other than actions arising out of Investor gross negligence or willful misconduct.

                           (B) Each Investor, severally and not jointly, hereby
                  agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Damages, in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

                                    (I) any misrepresentation by the Investor or
                           breach of any of the Investor's representations or warranties contained in this Agreement or exhibits hereto; or

                                    (II) any failure by the Investor to perform
                           in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement.

                  (i) Definitions. Capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Purchase Agreement

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                  (j) Notices. All notices, demands, requests, consents,
         approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be
         (i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, or (iii) delivered by reputable air courier service with charges prepaid, or
         (iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or
         (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or
         (c) upon actual receipt of such mailing, if mailed. The addresses for such communications shall be:

If to the Company:         Atlantic Technology Ventures, Inc.
                           150 Broadway, Suite 1009
                           New York, New York  10038
                           Attention:  Frederic P. Zotos
                           Telephone: (212) 267-2503
                           Facsimile: (212) 267-2159

with a copy to (shall not constitute
notice):
                           Kramer Levin Naftalis & Frankel LLP
                           919 Third Avenue
                           New York, New York  10022-3052
                           Telephone:  (212) 715-9100
                           Facsimile:  (212) 715-8000
                           Attention:  Ezra G. Levin, Esq.

if to the Investors:       As set forth on the signature pages hereto

with a copy to:                     Kevin A. Prakke, Esq.
(shall not                          Wyrick Robbins Yates & Ponton LLP
  constitute notice)                4101 Lake Boone Trail, Suite 300
                                    Raleigh, North Carolina  27607
                                    Telephone:  (919) 781-4000
                                    Facsimile:  (919) 781-4865


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

         IN WITNESS WHEREOF, the parties hereto have caused this Stock Repurchase Agreement No. 2 to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                         Atlantic Technology Ventures, Inc.


                                         By:  /s/ Frederic P. Zotos
                                              -------------------------------
                                         Name:  Frederic P. Zotos
                                                -----------------------------
                                         Title:  President
                                                 ----------------------------

Address: 175 Bloor Street East           Investor: BH Capital Investments, L.P.
South Tower, 7th Floor                   By: HB and Co., Inc., its General
Toronto, Ontario, Canada M4W 3R8             Partner
Fax: 416-929-5314
                                         By: /s/ Henry Brachfeld
                                             --------------------------------
                                         Name: Henry Brachfeld, President


Address: 33 Prince Arthur Avenue         Investor: Excalibur Limited Partnership
Toronto, Ontario, Canada M5R I B2        By: Excalibur Capital Management, Inc.
Fax: 416-964-8868

                                          By:  /s/ William Hechter
                                               ------------------------------
                                          Name: William Hechter, President

                                    Exhibit A

                         INSTRUCTIONS AND RELEASE NOTICE

                  The UNDERSIGNED, pursuant to the Escrow Agreement, dated as of September 28, 2000 among Atlantic Technology Ventures, Inc. (the "Company"), the Investors signatory thereto and Wyrick Robbins Yates & Ponton LLP, as Escrow Agent (the "Escrow Agreement"; capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Escrow Agreement), hereby notify the Escrow Agent that certain terms of the Escrow Agreement and certain duties of the Escrow Agent pursuant to such Escrow Agreement have been amended as set forth in that certain Stock Repurchase Agreement No. 2, dated as of March 8, 2001, by and among the Company and the Investors signatory thereto (the "Repurchase Agreement No. 2"). Except as explicitly provided herein and in the Repurchase Agreement No. 2, all other terms, conditions, obligations and other provisions of the Escrow Agreement shall remain in full force and effect.

                  This notice is being delivered in connection with the parties' signing of Repurchase Agreement No. 2, which has taken place on the date hereof. Accordingly, you are hereby irrevocably authorized and instructed to immediately take the following actions:

                  1. Release, via wire transfer, one-half of the Repurchase Price received via wire transfer from the Company in accordance with Section 1 of the Repurchase Agreement No. 2, to BH Capital Investments, L.P. as provided below:

                  Canadian Imperial Bank of Commerce
                  Global Securities
                  Toronto, Ontario, Canada

                  Swift Code:  CIBC CATT Transit #3202

                  For further credit to:

                           CIBC Wood Gundy - Account # 03 39113

                  For further credit to:

                           BH Capital Investments, L.P. - Account # 500 18444


                  2. Release, via wire transfer, one-half of the Repurchase Price received via wire transfer from the Company in accordance with Section 1 of the Repurchase Agreement, to Excalibur Limited Partnership as provided below:

                  Beneficiary:  Excalibur Limited Partnership
                                Branch 507
                                Account:  751282

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                  Correspondent Bank:  Citibank, N.A.
                                       New York, New York

                  ABA Number:  021 000 089
                  SWIFT:  CITIUS33

                  Beneficiary Bank:  Canada Trust
                           Account Number:  36074896
                           (Canada's Trust Account with Citibank)

                  SWIFT:  CATRCATTGBS

                  3. Release to the Company (at the address listed on the signature page hereto) stock certificate PB 6 (issued to BH Capital Investments, L.P. and representing the remaining 82,759 unconverted shares of the Company's Series B Preferred Stock) and stock certificate PB 5 (issued to Excalibur Limited Partnership and representing the remaining 82,759 unconverted shares of the Company's Series B Preferred Stock); provided, however, that such release shall not occur until you have received from the Company payment in full of all legal fees incurred by Wyrick Robbins Yates & Ponton LLP (as provided for in Section 4(e) of the Repurchase Agreement No. 2), (ii) payment in full of all amounts due to you as Escrow Agent (pursuant to the terms of the Escrow Agreement).

                  This Release Notice may be signed in one or more counterparts, each of which shall be deemed an original.

                  IN WITNESS WHEREOF, the undersigned have caused this Release Notice to be duly executed and delivered as of this 8th day of March 2001.

                                            ATLANTIC TECHNOLOGY VENTURES, INC.

Address:150 Broadway, Suite 1009            By: /s/ Frederic P. Zotos
New York, New York  10038                      -----------------------------
Fax: 212-267-2159                           Name: Frederic P. Zotos
                                                  --------------------------
                                            Title:  President
                                                  --------------------------



                                   Investors:

Address: 175 Bloor Street East           BH Capital Investments, L.P.
South Tower, 7th Floor                   By: HB and Co., Inc., its General
Toronto, Ontario, Canada M4W 3R8             Partner
Fax: 416-929-5314
                                         By: /s/ Henry Brachfeld
                                            -------------------------------
                                         Name: Henry Brachfeld, President



Address: 33 Prince Arthur Avenue         Excalibur Limited Partnership
Toronto, Ontario, Canada M5R I B2        By: Excalibur Capital Management, Inc.
Fax: 416-964-8868

                                         By: /s/ William Hechter
                                            ------------------------------
                                         Name: William Hechter, President